Exhibit 99.2

Aimfinity Investment Corp. I Amends Earnout Structure of Proposed Business Combination with Docter Inc. and appoints Dr. Jonathan Tien, Former Associate Director of Microsoft Research Asia, to join the Post-Merger Board of Directors

(Monday, Feb 10, 2025, New York) - Aimfinity Investment Corp. I (NASDAQ: AIMAU) (“AIMAU”) announced today that, on January 29, 2025, it entered into an Amendment No. 2 to the Plan and Agreement of Merger (the “Merger Agreement”) with Docter Inc. (“Docter”), originally executed in October 2023 (the “Amendment”) to optimize the post-merger earnout mechanism to better align with the business conditions. In addition, recently, Dr. Jonathan Tien, former Associate Director of Microsoft Research Asia, has agreed to join the Board of Directors of the public company (“Pubco”) following the Company’s proposed business combination with Docter Inc. to further strengthen Pubco’s strategic development at the cross-sections of smart healthcare and emerging technologies.

Adjustment of Earnout Target Time to increase market flexibility

According to the Amendment:

●	the original 2024 earnout award in the amount of 1 million shares, payable to Docter shareholders upon equipment sales of at least 30,000 in 2024, has been amended to track equipment sales in 2025; and

●	the original 2025 earnout award in the amount of 1.5 million shares, payable to Docter shareholders upon equipment sales of at least 40,000 in 2025, has been amended to track equipment sales in 2026.

This adjustment reflects AIMAU’s and Docter’s consideration to better align the terms of the Merger Agreement with the business conditions and to further incentivize the PubCo’s performance and growth in its key areas of focus.

I-Fa Chang, AIMAU’s Chief Executive Officer, commented that “This change not only enhances Docter’s flexibility to compete in the market, but also ensures that we are optimized to achieve our long-term growth objectives.”

Dr. Jonathan Tien joins PubCo Board of Directors to strengthen emerging technology positioning

As a part of the strategy to further promote technological innovation, AIMAU and Docter have agreed to appoint Dr. Jonathan Tien as a Director.

Dr. Tien was formerly the Associate Director of Microsoft Research Asia and has over 30 years of experience in artificial intelligence, big data, and computer science. His career spans SpaceLabs Medical, bSQUARE, and Microsoft headquarters and Microsoft Research Asia, accumulating extensive experience in artificial intelligence and algorithmic applications. As director, Dr. Tien will counsel the PubCo on strategic issues involving emerging technology development, cross-disciplinary integrations, and cross-border collaborations.

“The smart medical device industry is entering a new era of AI empowerment,” said Dr. Tien, “The proposed collaboration between AIMAU and Docter provides us with a unique opportunity to combine cutting-edge technology with real-world healthcare needs to drive the future of healthcare management. I look forward to working with the board members and management team to realize the PubCo’s strategic goals. “

The merger transaction is moving ahead steadily

AIMAU anticipates that the proposed business combination with Docter will be successfully completed upon receipt of shareholder approval and that PubCo will continue to trade on the NASDAQ. A shareholder meeting will convene once the SEC completes its review and declares the PubCo’s registration statement on Form F-4 (the “F-4”) effective. Most recently, the F-4 was filed publicly by PubCo on February 3, 2025.

“The public filing of the F-4 marks an important step forward and we will continue to focus on advancing the merger process with Docter.” I-Fa Chang, Chief Executive Officer of AIMAU, said, “This is not only an important milestone for AIMAU, but also a critical step in delivering on our commitment to create long-term value for our shareholders.”

About Aimfinity Investment Corp. I (AIMAU)

AIMAU is a special purpose acquisition company (SPAC) that focuses on investing in companies with high growth potential and helping them to go public through mergers and acquisitions. The Company is committed to identify and drive the rapid growth of innovative technology, healthcare and emerging industries.

About Docter Inc.

Docter Inc. is an innovative medical technology company focusing on the development of non-invasive blood glucose monitoring and smart health devices. Its core product, the DocterWatch, utilizes advanced sensing technology to provide users with blood glucose trend analysis, vascular health monitoring and early disease prediction services, and is dedicated to enhance the health management experience of users worldwide.

Important Notice Regarding Forward-Looking Statements

As disclosed previously on the Current Report on Form 8-K filed on October 16, 2023, on October 13, 2023, AIMAU entered into that certain Merger Agreement, with Docter, Aimfinity Investment Merger Sub I, a Cayman Islands company and subsidiary of AIMAU (“Purchaser”) and Aimfinity Investment Merger Sub II Inc. a Delaware corporation and subsidiary of Purchaser (“Merger Sub), pursuant to which AIMAU will enter into a business combination with Docter that involves a reincorporation merger and an acquisition merger.

This press release contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the pending transactions described above, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the expected timing and likelihood of completion of the pending business combination, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals; (ii) risks related to the ability of AIMAU and Docter to successfully integrate the businesses; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the applicable transaction agreements; (iv) the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of Docter or AIMAU; (v) risks related to disruption of management from ongoing business operations due to the proposed transaction; (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of AIMAU’s securities; (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Docter to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; (viii): risks relating to the medical device industry, including but not limited to governmental regulatory and enforcement changes, market competitions, competitive product and pricing activity; and (ix) risks relating to the combined company’s ability to enhance its products and services, execute its business strategy, expand its customer base and maintain stable relationship with its business partners. A further list and description of risks and uncertainties can be found in the prospectus filed on April 26, 2022 relating to AIMAU’s initial public offering (the “IPO Prospectus”), the annual report of AIMAU on Form 10-K for the fiscal year ended on December 31, 2023, filed on April 12, 2024 (the “Annual Report”), and in the registration statement on Form F-4/proxy statement (File No. 333-284658) filed by Purchaser on February 3, 2025, as amended (the “F-4”), in connection with the proposed transactions, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and AIMAU, Docter and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Additional Information and Where to Find It

In connection with the transaction described herein, Purchaser has filed the F-4 on February 3, 2025. The proxy statement and a proxy card will be mailed to shareholders as of a record date to be established for voting at the stockholders’ meeting of AIMAU shareholders relating to the proposed transactions. Shareholders will also be able to obtain a copy of the F-4 without charge from AIMAU. The F-4 may also be obtained without charge at the SEC’s website at www.sec.gov. INVESTORS AND SECURITY HOLDERS OF AIMAU ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTIONS THAT AIMA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AIMAU, THE COMPANY AND THE TRANSACTIONS DESCRIBED HEREIN.

Participants in Solicitation

AIMAU, Docter, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of AIMAU’s ordinary shares stock in respect of the proposed transaction. Information about AIMAU’s directors and executive officers and their ownership of AIMAU ordinary shares is set forth in the IPO Prospectus and the Annual Report. Other information regarding the interests of the participants in the proxy solicitation is set forth in the F-4. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions described above and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of AIMAU or Docter, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

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